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                                                                  EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report dated October 16, 1998, (and to all references to our Firm) included in or made part of this registration statement.


ARTHUR ANDERSEN LLP



Fort Lauderdale, Florida,
  September 21, 1999.